EXHIBIT 23.3



                      CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 (No. 33-59567) of our report dated August 14, 1992 appearing on page F-50 of Triton Energy Corporation's Transition Report on Form 10-K for the period from June 1, 1994 to December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.




KPMG


Brisbane, Australia
July 21, 1995